Exhibit 4.1

AVICI

SYSTEMS

AVICI SYSTEMS INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT

SEE REVERSE FOR

CERTAIN DEFINITIONS

is the owner of

FULLY PAID AND NON- ASSESSABLE SHARES OF THE COMMON STOCK, $.0001 PAR VALUE, OF

AVICI SYSTEMS INC. transferable on the books of the Corporation in person or by attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to the laws of the State of Delaware and to the Certificate of Incorporation and the By-laws of the Corporation as from time to time amended.

This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, AVICI SYSTEMS INC has caused its facsimile corporate seal and the facsimile signatures of its duly authorized officers to be hereunto affixed.

Dated:

/s/ Paul F. Brauneis	/s/ Steven B. Kaufman

TREASURER AND	PRESIDENT AND
CHIEF FINANCIAL OFFICER	CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:

MELLON INVESTOR SERVICES LLC

TRANSFER AGENT

AND REGISTRAR

BY

AUTHORIZED SIGNATURE

AVICI SYSTEMS INC.

The Corporation is authorized to issue more than one class of stock. A copy of the full text of the preferences, voting powers, qualifications and special or relative rights of the shares of each class of stock will be provided to the holder hereof upon written request and without charge.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—	.................Custodian..............
TEN ENT	—	as tenants by the entiretios			(Cust) (Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act........................................... (State)

Additional abbreviations may also be used though not in the above list.

For value received, _________________________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

    IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated, ____________________________________

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM). PURSUANT TO S.E.C. RULE 17Ad-16.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Avici Systems Inc. and Mellon Investor Services LLC, dated as of December 6, 2001, as amended, (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Avici Systems Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Avici Systems Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights that are or were acquired or beneficially owned by Acquiring Persons (as defined in the Rights Agreement) may become null and void.